UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

UFP TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2014, David B. Gould, a Class I director of UFP Technologies, Inc. (the “Company”), notified the Company of his decision not to stand for re-election to the Company’s board of directors when his term expires at the Company’s 2015 Annual Meeting of Stockholders.  Mr. Gould’s decision not to stand for re-election was not the result of any disagreement with the Company.

Item 5.07              Submission of Matters to a Vote of Security Holders.

On June 11, 2014, the Company held its 2014 Annual Meeting of Stockholders. The final results for each of the matters submitted to a vote of stockholders at the meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Form DEF 14A, filed with the U.S. Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”).

Proposal No. 1. Election of Directors. The stockholders elected the two Class III nominees for director to serve until the Company’s 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Abstained	Broker Non-Vote

David K. Stevenson	4,901,253	290,395	—	895,588

Robert W. Pierce, Jr	4,903,653	287,995	—	895,588

Proposal No. 2. Advisory Vote on Executive Compensation. The stockholders approved a non-binding advisory resolution to approve executive compensation, as described in the Proxy Statement, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
4,967,459	212,362	11,827	895,588

Proposal No. 3. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2014, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
6,082,961	1,311	2,964	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2014	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial Officer and Vice President

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